UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 4, 2016

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275		77079
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Management Incentive Plan

On October 4, 2016 (the “Effective Date”), Penn Virginia Corporation (the “Company”) adopted the Penn Virginia Corporation 2016 Management Incentive Plan (the “Incentive Plan”). The Incentive Plan will assist the Company in attracting and retaining qualified employees, directors and consultants and to align their financial interests with the financial interests of the Company’s shareholders. The selection of participants in the Incentive Plan, the awards granted to those participants, and the vesting and other terms of the awards granted will be determined by the Compensation and Benefits Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) and/or the Board. The Incentive Plan provides for the following types of awards:

•	Options;

•	Restricted Stock;

•	Restricted Stock Units; and

•	Other Stock Awards.

The aggregate number of shares of common stock, $0.01 par value per share, reserved for issuance pursuant to the Incentive Plan is 749,600. The Incentive Plan expires on, and no new awards may be granted after, the tenth anniversary of the Effective Date, unless earlier terminated by the Board. Capitalized terms used but not defined in this section shall have the meanings given to them in the Incentive Plan.

The Incentive Plan contemplates that any award granted under the plan may provide for the earlier termination of restrictions and acceleration of vesting in the event of a Qualified Liquidity Event, as may be described in the particular award.

The description of the Incentive Plan in this report is qualified in its entirety by reference to the full text of the Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Adoption of Form Award Agreements

In accordance with the Incentive Plan, effective October 4, 2016, the Board approved the form of Nonqualified Stock Option Award Agreement (the “Option Agreement”), the form of Restricted Stock Unit Award Agreement (the “RSU Agreement”) and the form of Director Restricted Stock Unit Award Agreement (the “Director RSU Agreement” and, together with the Option Agreement and the RSU Agreement, the “Award Agreements”).

The Option Agreement and the RSU Agreement provide that the stock options or restricted stock units as applicable vest in four equal installments on each of the first four anniversaries of the grant date, subject to the participant’s continuous service with the Company through each applicable vesting date. Upon the occurrence of a Qualified Liquidity Event the award shall vest in full, subject to the participant’s continuous service with the Company through such Qualified Liquidity Event.

The Director RSU Agreement provides that the restricted stock units vest in four equal installments on each of the grant date and the first, second and third anniversaries of the grant date, subject to the director’s continuous service with the Company through each applicable vesting date. Upon the occurrence of a Qualified Liquidity Event the award shall vest in full, subject to the director’s continuous service with the Company through such Qualified Liquidity Event. Additionally, the award shall vest in full upon the occurrence of the director’s separation from service with the Company.

The description of the Award Agreements in this report is qualified in its entirety by reference to the full text of the form of Award Agreements, which are filed as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Resignation of Nancy M. Snyder

On October 9, 2016, Nancy M. Snyder resigned as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of the Company. In connection with Ms. Snyder’s departure from the Company, Ms. Snyder and the Company have entered into a consulting agreement effective as of October 10, 2016 pursuant to which the Company will pay Ms. Snyder a consulting fee of $15,000 per month in exchange for certain consulting services.

The description of the Consulting Agreement in this report is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Compensation of Directors

The Board has approved the non-employee director annual retainer compensation package, effective October 4, 2016, which consists of an annual retainer of $150,000 to be paid 40% in cash and 60% in restricted stock units granted under the Incentive Plan.

Director Indemnification Agreements

The Board has approved a form of indemnification agreement (the “Indemnification Agreement”) with each of the members of the Board. The Indemnification Agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by members of the Board in various legal proceedings in which they may be involved by reason of their service as directors, as permitted by Virginia law and the Company’s Second Amended and Restated Articles of Incorporation.

The description of the Indemnification Agreements in this report is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Penn Virginia Corporation 2016 Management Incentive Plan.

10.2	Form of Nonqualified Stock Option Award Agreement.

10.3	Form of Restricted Stock Unit Award Agreement.

10.4	Form of Director Restricted Stock Unit Award Agreement.

10.5	Consulting Agreement between Penn Virginia Corporation and Nancy M. Snyder.

10.6	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 11, 2016	PENN VIRGINIA CORPORATION

	By:	/s/ Steven A. Hartman
Steven A. Hartman
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Penn Virginia Corporation 2016 Management Incentive Plan.

10.2	Form of Nonqualified Stock Option Award Agreement.

10.3	Form of Restricted Stock Unit Award Agreement.

10.4	Form of Director Restricted Stock Unit Award Agreement.

10.5	Consulting Agreement between Penn Virginia Corporation and Nancy M. Snyder.

10.6	Form of Indemnification Agreement.